Exhibit 10.1

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”) is dated as of November 30, 2021, by and among Atlantic Coastal Acquisition Corp., a Delaware corporation (“ACAH”), the Persons set forth on Schedule I attached hereto (each, a “Company Stockholder” and, collectively, the “Company Stockholders”), and Essentium, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, each Company Stockholder is the holder of record and the Beneficial Owner of, and has voting power (including, without limitation, by proxy or power of attorney) and dispositive power over, such number of Company Shares and Company Convertible Securities as are indicated opposite such Company Stockholder’s name on Schedule I attached hereto (such Company Shares, the “Existing Subject Shares” and such Company Convertible Securities, the “Existing Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, ACAH, Alpha Merger Sub 1, Inc., a Delaware corporation and a wholly owned Subsidiary of ACAH (“Merger Sub”), and the Company entered into a Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”) pursuant to which, Merger Sub will merge with and into the Company (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”), with the Company surviving the Merger as a wholly-owned subsidiary of ACAH; and

WHEREAS, as a material condition and inducement to ACAH and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the Company Stockholders have agreed to enter into this Agreement with respect to all of the Subject Securities and the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

ARTICLE I
General

Section 1.1            Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Beneficial Owner” shall be interpreted in accordance with the term “beneficial owner” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided that, notwithstanding the generality of the foregoing, for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficial Ownership,” “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

“Company Shares” shall have the meaning set forth in the Business Combination Agreement.

“Company Convertible Securities” shall have the meaning set forth in the Business Combination Agreement.

“Subject Securities” means, with respect to a Company Stockholder, (a) the Subject Shares, and (b) the Existing Subject Securities of such Company Stockholder, together with any Company Convertible Securities of which ownership of (i) record and Beneficial Ownership, or (ii) any dispositive power, is hereafter acquired by such Company Stockholder during the Term.

“Subject Shares” means, with respect to a Company Stockholder, the Existing Subject Shares of such Company Stockholder, together with any Company Shares of which ownership of (i) record and Beneficial Ownership, (ii) the power to vote (including, without limitation, by proxy or power of attorney) or (iii) any dispositive power, is hereafter acquired by such Company Stockholder during the Term.

“Term” shall mean the period commencing on the date of this Agreement and ending on the Expiration Time.

“Transfer” means, directly or indirectly, to (i) sell, offer to sell, contract or otherwise agree to sell, transfer, convey, exchange, assign, deposit, hypothecate, loan, pledge, encumber (including creating or incurring any Lien upon), grant any option to purchase or otherwise dispose of or agree to dispose of (including by gift, merger, consolidation by operation of Law or otherwise (including by conversion into securities or other consideration), either voluntarily or involuntarily, or by tendering into any tender or exchange offer), file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement / Proxy Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Securities (or any security convertible or exchangeable into Subject Shares), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities (or any security convertible or exchangeable into Subject Shares), or (iii) enter into any contract, option or other arrangement or understanding, directly or indirectly, to take any of the foregoing actions.

ARTICLE II
stockholder SUPPORT AGREEMENT; COVENANTS

Section 2.1            No Transfer. During the Term, each Company Stockholder shall not, and shall cause each of its Affiliates not to, (a) Transfer any of the Subject Securities or any other interest specifically therein (including by tendering into any tender or exchange offer by any Person other than ACAH or any of its Subsidiaries), (b) publicly announce any intention to effect any Transfer, (c) enter into any agreement, arrangement or understanding, directly or indirectly, with any Person (other than ACAH or Merger Sub), or take any other action that would prevent or disable such Company Stockholder from performing his, her or its obligations under this Agreement, (d) deposit any of the Subject Securities into a voting trust, enter into any agreement, arrangement or understanding with any Person to vote or give instructions inconsistent with this Agreement, enter into any voting agreement or arrangement with respect to such Company Stockholder’s Subject Securities, or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto, or (e) commit or agree, directly or indirectly, to take any of the foregoing actions. Nothing herein shall prohibit a Transfer to an Affiliate of a Company Stockholder (a “Permitted Transfer”); provided, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in writing to assume all of the obligations of such Company Stockholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 2.1 shall not relieve a Company Stockholder of its obligations under this Agreement. Any Transfer in violation of this Section 2.1 with respect to a Company Stockholder’s Subject Securities shall be null and void ab initio. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Company Stockholder.

Section 2.2            New Securities. In the event that, during the Term, (a) any Subject Securities are issued to a Company Stockholder after the date of this Agreement pursuant to any stock dividend or distribution, stock split, recapitalization, reclassification, combination or exchange of Subject Securities or otherwise, (b) a Company Stockholder purchases or otherwise acquires Beneficial Ownership of any Subject Securities or (c) a Company Stockholder acquires the right to vote or share in the voting of any Subject Securities (clauses (a), (b) and (c), collectively, the “New Securities”), then such New Securities acquired or purchased by such Company Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Securities owned by such Company Stockholder as of the date hereof. Each Company Stockholder hereby agrees to notify ACAH and the Company in writing as promptly as practicable of any acquisition of New Securities.

Section 2.3            Agreement to Vote. During the Term of this Agreement, each Company Stockholder hereby unconditionally and irrevocably agrees that (a) at any meeting of the stockholders of the Company (including any adjournment or postponement thereof), however called, (b) in any action by written consent of the stockholders of the Company requested by the Board of Directors of the Company or otherwise undertaken in connection with the Transactions (which written consent shall be delivered promptly, and in any event within two (2) Business Days, after the Registration Statement / Proxy Statement (as contemplated by the Business Combination Agreement) has been declared effective and has been delivered or otherwise made available to the stockholders of ACAH and the Company), and (c) in any other circumstance upon which a vote, consent or other approval of the stockholders of the Company is sought, such Company Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Company Stockholder shall vote or provide consent or approval (or cause to be voted or consented or approved), in person or by proxy, all of its Subject Shares:

(a)          to approve and adopt the Business Combination Agreement and the Transactions;

(b)          to convert each Company Preferred Share into one Company Common Share prior to the Effective Time in accordance with the Business Combination Agreement (after giving effect to the conversion of all Company Convertible Securities held by such Company Stockholder);

(c)          in any other circumstances upon which a consent or other approval is required under the Company’s Governing Documents or the Company Stockholders Agreements or otherwise sought with respect to the Business Combination Agreement or the Transactions, to vote, consent or approve (or cause to be voted, consented or approved) all of such Company Stockholder’s Subject Shares held at such time in favor thereof;

(d)          to approve and adopt any proposal to adjourn or postpone such meeting of the stockholders of the Company to a later date if there are not sufficient votes to adopt the Merger Agreement and/or if there are not sufficient shares present in person or by proxy at such meeting of the stockholders of the Company to constitute a quorum;

(e)          against and withhold consent with respect to any merger, consolidation, tender or exchange offer, reorganization, recapitalization, liquidation, purchase, sale or transfer of all or substantially all of the Company’s or its Subsidiaries’ assets or securities, or other business combination transaction or acquisition proposal (other than the Business Combination Agreement and the Transactions); and

(f)           against any proposal, action or agreement that would (A) impede, interfere with, delay, postpone, discourage, frustrate, adversely affect, prevent or nullify any provision of this Agreement, the Business Combination Agreement, the Merger or the other Transactions (including the economic benefits to ACAH and Merger Sub of the Merger and the other Transactions), (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement, (C) result in any of the conditions set forth in Article 6 of the Business Combination Agreement not being fulfilled, (D) result in a breach of (i) any covenant, representation or warranty or other obligation or agreement of such Company Stockholder contained in this Agreement, or (ii) the Company contained in the Business Combination Agreement, or (E) that is otherwise inconsistent with this Agreement, the Business Combination Agreement or the Transactions.

Any such vote shall be cast, or consent shall be given, for purposes of this Section 2.3, in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording in accordance herewith the results of such vote or consent. Each Company Stockholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing

Section 2.4            No Challenges. Each Company Stockholder agrees (and shall cause each of its Affiliates to agree) not to bring, commence, institute, join in, maintain, voluntarily aid, finance, facilitate, assist, encourage or prosecute, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, appeal, litigation, arbitration, derivative, proceeding or otherwise, against ACAH, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (b) alleging a breach of any fiduciary duty of any Person (including the Board of Directors of the Company or any member or committee thereof) in connection with the evaluation, negotiation or entry into the Business Combination Agreement or the Transactions contemplated thereby.

Section 2.5            Closing Date Deliverables. Each Company Stockholder shall deliver, or cause to be delivered, substantially simultaneously with the Effective Time, (a) a duly-executed copy of that certain Amended and Restated Registration Rights Agreement, by and among ACAH, the Company and the other parties thereto, in substantially the form attached as Exhibit A to the Business Combination Agreement, (b) a duly-executed copy of that certain Restrictive Covenant Agreement, in favor of ACAH and the Company, in substantially the form attached as Exhibit B to the Business Combination Agreement, and (c) a duly-executed copy of that certain Lock-up Agreement, in favor of ACAH, in substantially the form attached as Exhibit B to the Business Combination Agreement.

Section 2.6            Further Assurances. From time to time, and without further consideration, each Company Stockholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by ACAH or the Company, to effect the actions and consummate the Merger and the other transactions contemplated by this Agreement and the Business Combination Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 2.7            No Inconsistent Agreement. Each Company Stockholder hereby represents and covenants that, other than this Agreement, such Company Stockholder has not entered into, and shall not enter into at any time during the Term, (a) any voting arrangement, whether by proxy, consent, power of attorney, voting agreement, voting trust or otherwise, with respect to the Subject Securities with respect to any matters set forth in Section 2.3, (b) any grant of a proxy, consent or power of attorney with respect to the Subject Securities, or (c) any agreement that would restrict, limit, prevent, disable or interfere with the performance of such Company Stockholder’s obligations hereunder.

Section 2.8            Consent to Disclosure. Each Company Stockholder hereby consents to and authorizes the publication and disclosure in the Registration Statement / Proxy Statement and in any press release or disclosure document required in connection with the Merger and the Transactions (including, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by ACAH or the Company to any Governmental Entity or to securityholders of ACAH) of such Company Stockholder’s identity and beneficial ownership of Subject Securities and the nature of such Company Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by ACAH or the Company, a copy of this Agreement. Each Company Stockholder shall promptly provide any information reasonably requested by ACAH or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC), and shall promptly notify ACAH and the Company, as applicable, of any required corrections with respect to any written information supplied by such Company Stockholder specifically for use in any such regulatory application, filing or disclosure document, if and to the extent such Company Stockholder becomes aware that any have become false or misleading in any material respect.

Section 2.9            Termination of Company Stockholders Agreements, Related Agreements. Each Company Stockholder, by this Agreement with respect to its Subject Securities, severally and not jointly, hereby agrees to take, or cause to be taken, all actions necessary or advisable to terminate, subject to the Closing and effective as of the Effective Time, (a) all Company Stockholders Agreements, if applicable to such Company Stockholder, (b) all Company Related Party Transactions, if applicable to such Company Stockholder, and (c) any rights under any letter or agreement providing for redemption rights, put rights, purchase rights, preemptive rights, rights of first refusal, drag-along rights, anti-dilution protections or other similar rights not generally available to stockholders of the Company (clauses (a), (b) and (c), collectively, the “Terminating Rights”) between such Company Stockholder and the Company, in each case, without any further obligations or Liabilities to the Company or any of its Affiliates (including, from and after the Effective Time, ACAH and its Affiliates); provided, that the Terminating Rights shall exclude, (i) for the avoidance of doubt, any rights such Company Stockholder may have that relate to any commercial agreements or arrangements (to the extent such agreements or arrangements do not constitute Company Related Party Transactions) or employment agreements or arrangements between such Company Stockholder and the Company or any Subsidiary thereof, which shall survive the Closing in accordance with their terms, and (ii) any indemnification, advancement of expenses and exculpation rights of any Company Stockholder or any of its Affiliates set forth in the foregoing documents, which shall survive the Closing in accordance with their terms; provided, further, that all Terminating Rights between the Company and any other holder of Company Convertible Securities shall also terminate at such time.

Section 2.10     Waiver of Appraisal Rights. Each Company Stockholder hereby unconditionally waives, and agrees not to exercise, assert or perfect, any rights of appraisal or any dissenters’ rights that such Company Stockholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1         Representations and Warranties of the Company Stockholders. Each Company Stockholder represents and warrants as of the date hereof to ACAH and the Company (solely with respect to itself, himself or herself and not with respect to any other Company Stockholder) as follows:

(a)          Organization; Due Authorization. If such Company Stockholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Company Stockholder’s corporate, limited liability company or organizational powers, have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Company Stockholder and no other corporate, limited liability company or organizational actions on the part of such Company Stockholder are necessary to approve this Agreement or to consummate the transactions contemplated hereby. If such Company Stockholder is an individual, such Company Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Company Stockholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Company Stockholder, enforceable against such Company Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Company Stockholder.

(b)               Ownership. Such Company Stockholder is the sole record and Beneficial Owner of, has dispositive power over, good title to, and, in the case of the Subject Shares has voting power (including, without limitation, by proxy or power of attorney) over, all of such Company Stockholder’s Subject Securities indicated opposite such Company Stockholder’s name on Schedule I attached hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Agreement, (ii) the Company’s Governing Documents, (iii) the Business Combination Agreement, (iv) the Company Stockholders Agreements or (v) any applicable securities Laws. Such Company Stockholder’s Subject Securities are the only equity securities in the Company owned of record or Beneficially Owned by such Company Stockholder on the date of this Agreement, and none of such Company Stockholder’s Subject Securities are subject to any proxy, voting trust or other agreement or arrangement restricting or otherwise relating to the voting or Transfer of such Subject Securities, except as provided hereunder and under the Company Stockholders Agreements. Other than the Existing Subject Securities and Company Options set forth opposite such Company Stockholder’s name on Schedule I, such Company Stockholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, which can be exchanged for, or which will affect the Beneficial Ownership of the Company Stockholder’s interest in, equity securities of the Company. Such Company Stockholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Subject Securities.

(c)               No Conflicts. The execution and delivery of this Agreement by such Company Stockholder does not, and the performance by such Company Stockholder of his, her or its obligations hereunder will not, (i) if such Company Stockholder is not an individual, conflict with or result in a violation of the Governing Documents of such Company Stockholder, (ii) conflict with or violate any Law applicable to such Company Stockholder or by which any of such Company Stockholder’s assets or properties is bound, (iii) breach, violate, result in the loss of any benefit under, constitute a default under (or an event which with notice or lapse of time or both would become a default), result in the termination of or a right of termination, vesting, cancellation, amendment, notification, purchase or sale under, or result in the creation, acceleration or change of any rights or obligations of any party or the creation of any Lien upon any of the Subject Securities under, any Contract that is binding on the Company Stockholder or any of his assets or properties, or (iv) require any consent, approval, authorization, or permit that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Company Stockholder or such Company Stockholder’s Subject Securities) to the extent such consent, approval, authorization, permit or other action would prevent, enjoin or materially delay the performance by such Company Stockholder of its, his or her obligations under this Agreement.

(d)               Litigation. There are no Proceedings or Orders pending against, or to the knowledge of such Company Stockholder threatened against or affecting, such Company Stockholder, which (i) in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Company Stockholder of its, his or her obligations under this Agreement , or (ii) could reasonably be expected to impair or adversely affect the ability of such Company Stockholder to perform its, his or her obligations under this Agreement.

(e)               Adequate Information. Such Company Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of ACAH and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon ACAH or the Company and based on such information as such Company Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Company Stockholder acknowledges that ACAH and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Company Stockholder acknowledges that the agreements contained herein with respect to the Subject Securities held by such Company Stockholder are irrevocable.

(f)                Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such Company Stockholder in his, her or its capacity as a stockholder or, to the knowledge of such Company Stockholder, on behalf of such Company Stockholder in his, her or its capacity as a stockholder, for which the Company or any of its Affiliates may become liable.

(g)               Acknowledgment. Such Company Stockholder understands and acknowledges that each of ACAH and the Company is entering into the Business Combination Agreement in reliance upon such Company Stockholder’s execution and delivery of this Agreement and the representations and warranties, covenants and other agreements of the Company Stockholder contained herein.

ARTICLE IV
MISCELLANEOUS

Section 4.1            Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (a) the Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 7.1 thereof (the earlier of (a) and (b), the “Expiration Time”) and (c) as to each Company Stockholder, upon the written agreement of ACAH, the Company and such Company Stockholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE IV shall survive the termination of this Agreement.

Section 4.2            Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be allocated in accordance with Section 8.6 of the Business Combination Agreement.

Section 4.3            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 4.4            WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.4.

Section 4.5            Submission to Jurisdiction. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within State of New York, New York County), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions contemplated hereby, (A) any claim that such party is not personally subject to the jurisdiction of the courts as described in this Section 4.5 for any reason, (B) that such party or such party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such party in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 4.10 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 4.6            Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto. Any attempted assignment of this Agreement not in accordance with the terms of this Section 4.6 shall be void.

Section 4.7            Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 4.8            Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by ACAH, the Company and the Company Stockholders.

Section 4.9            Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 4.10        Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties as follows:

If to ACAH:

Atlantic Coastal Acquisition Corp.

6 St Johns Lane, Floor 5

New York, New York 10013

Attention:   Shahraab Ahmad

Email:         shahraab@atlanticcoastalacquisition.com

with a copy to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP

31 West 52nd Street

New York, NY 10019

Attention:  Stephen B Amdur

                       Bianca K. Bowen

Email:         stephen.amdur@pillsburylaw.com

                       bianca.bowen@pillsburylaw.com

If to the Company:

Essentium, Inc.

19025 N. Heatherwilde Blvd Suite 100

Pflugerville, TX 78660

Attention:   Blake Teipel, Ph.D., Chief Executive Officer

Email:          blake.teipel@essentium.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

301 Congress Avenue, Suite 900

Austin, TX 78701

Attention:  Jenifer Smith

                      Nick Dhesi

Email:        jen.smith@lw.com

                      nick.dhesi@lw.com

If to a Company Stockholder:

To such Company Stockholder’s address set forth in Schedule I.

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 4.11        Counterparts; Electronic Signatures. This Agreement (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement (including any of the closing deliverables contemplated hereby) by e-mail, scanned pages or other electronic imaging (including “pdf”, “tif”, “jpg”, DocuSign, AdobeSign or other similar electronic transmission) shall be effective as delivery of a manually executed counterparty to this Agreement.

Section 4.12        Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Company Stockholders, ACAH, and the Company have each caused this Stockholder Support Agreement to be duly executed as of the date first written above.

COMPANY STOCKHOLDERS:

G. & A. Birdwell Family Limited Partnership

By:	/s/ Gene R. Birdwell
Name: Gene R. Birdwell
Title: President

BASF Venture Capital GmbH

By:	/s/ Markus Solibieda
Name: Markus Solibieda
Title: Managing Director

Robert Vanman

By:	/s/ Robert Vanman

Vanman Charitable Trust

By:	/s/ Robert Vanman
Name: Robert Vanman

[Signature Page to Stockholder Support Agreement]

Erik Gjovik

By:	/s/ Erik Gjovik

William Jack MacNeish III

By:	/s/ William Jack Macneish III

Lars Uffhausen

By:	/s/ Lars Uffhausen

Blake Ryland Teipel

By:	/s/ Blake Ryland Teipel

Elisa Marina Teipel

By:	/s/ Elisa Marina Teipel

Ryan Joseph Vano

By:	/s/ Ryan Joseph Vano

Charles Brandon Sweeney

By:	/s/ Charles Brandon Sweeney

[Signature Page to Stockholder Support Agreement]

ACAH:

atlantic Coastal Acquisition Corp.

By:	/s/ Shahraab Ahmad
Name: Shahraab Ahmad
Title: Chief Executive Officer

[Signature Page to Stockholder Support Agreement]

COMPANY:

Essentium, Inc.

By:	/s/ Blake Teipel
Name: Blake Teipel
Title: Chief Executive Officer

[Signature Page to Stockholder Support Agreement]

Schedule I

Beneficial Ownership of Company Stockholders

Company Stockholder	Shares of Common Stock	Shares of Series A Preferred Stock	Shares of Series A-1 Preferred Stock	Shares of Series A-2 Preferred Stock	Shares of Series A-3 Preferred Stock	Shares of Series B Preferred Stock	Shares of Series B-1 Preferred Stock	Company Options	Convertible Notes[1]	Notice Information
G. & A. Birdwell Family Limited Partnership	100		2,420,002		1,072,961		779,746		1,473,151	13111 Paradise Valley Drive Houston, TX 77069
BASF Venture Capital GmbH	3,787,347	1,890,200			295,824	279,331			469,814	BE01, Benckiserplatz 1 67059 Ludwigshafen am Rhein Germany
Robert Vanman						3,054,127			399,934	1844 San Jacinto Drive Allen, TX 75013
Vanman Charitable Trust						1,396,655			422,052	1844 San Jacinto Drive Allen, TX 75013
Erik Gjovik	548,437							159,000		c/o Essentium, Inc. 19025 N. Heatherwilde Blvd Suite 100 Pflugerville, TX 78660
William Jack MacNeish III	548,437							159,000		c/o Essentium, Inc. 19025 N. Heatherwilde Blvd Suite 100 Pflugerville, TX 78660
Lars Uffhausen	548,437							164,000		c/o Essentium, Inc. 19025 N. Heatherwilde Blvd Suite 100 Pflugerville, TX 78660
Blake Ryland Teipel	543,280							174,157		c/o Essentium, Inc. 19025 N. Heatherwilde Blvd Suite 100 Pflugerville, TX 78660
Elisa Marina Teipel	543,280							164,157		c/o Essentium, Inc. 19025 N. Heatherwilde Blvd Suite 100 Pflugerville, TX 78660
Ryan Joseph Vano	543,280							159,157		c/o Essentium, Inc. 19025 N. Heatherwilde Blvd Suite 100 Pflugerville, TX 78660
Charles Brandon Sweeney	271,872							72,000		c/o Essentium, Inc. 19025 N. Heatherwilde Blvd Suite 100 Pflugerville, TX 78660
Total:	7,334,470	1,890,200	2,420,002	-	1,368,785	4,730,113	779,746	1,051,471	2,764,951

1 This column displays the number of shares of Series B Preferred Stock that the respective Company Stockholder will receive upon a full conversion at $9 per share of the Company Convertible Notes held by such Company Stockholder.

[Schedule I to Stockholder Support Agreement]